Exhibit 10.12

Amendment to Loan Documents entered into between Silicon Valley Bank and Netopia, Inc. on November 26, 2003

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Netopia, Inc.
Date:	November 26, 2003

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated June 27, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof (except as otherwise provided for below). (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Modification Regarding Collection of Accounts. Section 4.4(a) of the Loan Agreement is hereby amended to read as follows:

(a)	Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Silicon, and Borrower shall immediately deposit all such payments and proceeds, in the form received and duly endorsed, into a collateral account maintained with Silicon (the “Cash Collateral Account”); provided, however, that as long as Borrower maintains balances at all times of at least $10,000,000 in unrestricted cash and cash equivalents in accounts maintained at Silicon and no Default or Event of Default has occurred and is continuing (the “$10 Million Requirement”), then Borrower shall deposit all such payments and proceeds into Borrower’s operating account maintained at Silicon.

2. Modification Regarding Transaction Reports. The first sentence of Section 4.4(b) of the Loan Agreement is hereby amended to read as follows:

As long any Revolving Loan remains outstanding, Borrower shall provide Silicon with a transaction report and borrowing base report at least weekly; provided, however, that as long as Borrower complies with the $10 Million Requirement, then Borrower shall provide such transaction reports and borrowing base reports on a monthly basis within fifteen days after the end of each month.

3. Modified Revolving Loans. That portion of the Credit Limit set forth in Section 1 of the Schedule to Loan and Security Agreement that is entitled “(i) Revolving Loans” is hereby amended to read as follows:

(i)	Revolving Loans. Revolving Loans (the “Revolving Loans”) in a total amount at any time outstanding not to exceed the sum of (A) and (B) below:

(A)	the sum of:

(1)	80% (the “Non-Foreign Accounts Advance Rate” and also an “Advance Rate”) of the amount of Borrower’s Eligible Non-Foreign Accounts (as defined in Section 8 above),

plus

(2)	an amount not to exceed the lowest of:

(x)	80% (the “Foreign Accounts Advance Rate” and also an “Advance Rate”) of the amount of Borrower’s Eligible Foreign Accounts (as defined in Section 8 above); and

(y)	30% of the aggregate amount of all Revolving Loans available under subclauses (A)(1) and (A)(2) of clause (i) of this Section 1(b) of the Schedule; provided, however, that as long as Borrower complies with the $10 Million Requirement, such percentage will be 40%; and

(z)	$4,500,000; provided, however, that as long as Borrower complies with the $10 Million Requirement, such amount will be $6,000,000;

plus

(B)	an amount not to exceed the lowest of:

(1)	the sum of (i) 50% (the “Pre-Sold Inventory Advance Rate” and also an “Advance Rate”) of the value of Borrower’s “Pre-Sold Eligible Inventory” (as defined below) and (ii) 20% (the “Non-Pre-Sold Inventory Advance Rate” and also an “Advance Rate”) of the value of Borrower’s Eligible Inventory and Eligible In-Transit Inventory (each as defined in Section 8 above), not consisting of Pre-Sold Eligible Inventory, calculated at the lower of cost or market value and determined on a first-in, first-out basis; and

(2)	30% of the aggregate amount of all Revolving Loans available under subclauses (A) and (B) of clause (i) of this Section 1(b) of the Schedule; provided, however, that as long as Borrower complies with the $10 Million Requirement, such percentage will be 40%; and

(3)	$4,500,000; provided, however, that as long as Borrower complies with the $10 Million Requirement, such amount will be $6,000,000.

For the purposes hereof, the term “Pre-Sold Eligible Inventory” shall mean that portion of Borrower’s Eligible Inventory and Eligible In-Transit Inventory (each as defined in Section 8 above) consisting of Borrower’s “Pre-Sold Inventory” (as defined below). For the purposes hereof, the term “Pre-Sold Inventory” shall mean Borrower’s Inventory (as defined in Section 8 above) with respect to which the invoice and other necessary billing documentation have not been submitted to the applicable Account Debtor in connection with a completed (or contracted for) sale of goods, rendition of services or licensing of software and which the Borrower has identified in writing to Silicon as Pre-Sold Inventory and for which, if requested by Silicon in its discretion, a purchase order (or other documentation including, without limitation, the original of the purchase order, satisfactory to Silicon) has been provided to Silicon.

Silicon may, from time to time, modify one or more of the Advance Rates, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, its evaluation of the Inventory or other issues, or factors relating to the Accounts, Inventory or other Collateral.

4. Modified Interest Rate. Section 2 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

2.	INTEREST.

Interest Rate

(Section 1.2):	Obligations in respect of the Term Loan B shall bear interest at a per annum rate equal to the “Prime Rate” in effect from time to time, plus 1.00% per annum. All other Obligations shall bear interest at a per annum rate equal to the “Prime Rate” in effect from time to time, plus 0.75% per annum.

Notwithstanding the foregoing, as long as no Default or Event of Default has occurred and is continuing, and as long as Borrower maintains profitability as of the end of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2003), the interest rate for all Obligations (Term Loan B as well as all other Obligations) shall be a rate equal to the “Prime Rate” in effect from time to time. Any such rate reduction shall go into effect on the first day of the month following Silicon’s review and approval of Borrower’s financial statements showing Borrower is entitled to such rate reduction, and such rate reduction shall remain in effect only so long as Borrower continues to meet the profitability requirement set forth above.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. “Prime Rate” means the rate announced from time to time by Silicon as its “prime rate;” it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

5. Modified Collateral Monitoring Fee. The Collateral Monitoring Fee set forth in Section 3 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

Collateral Monitoring	Fee: $750, per month, payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement); provided, however, that as long as Borrower complies with the $10 Million Requirement, the Collateral Handling Fee will not apply.

6. Modified Minimum Tangible Net Worth Financial Covenant. The Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

Minimum Tangible

Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than the following

For the month ending October 31, 2003 and each month thereafter: $30,000,000 plus 50% of the Borrower’s net income in each fiscal quarter ending after the date hereof (commencing with the fiscal quarter ending December 31, 2003). Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

7. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

8. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:	Silicon:

NETOPIA, INC.	SILICON VALLEY BANK

By	By
President or Vice President	Title
By
Secretary or Ass’t Secretary

CONSENT

THE UNDERSIGNED ACKNOWLEDGES THAT HIS CONSENT TO THE FOREGOING AGREEMENT IS NOT REQUIRED, BUT THE UNDERSIGNED NEVERTHELESS DOES HEREBY CONSENT TO THE FOREGOING AGREEMENT AND TO THE DOCUMENTS AND AGREEMENTS REFERRED TO THEREIN AND TO ALL FUTURE MODIFICATIONS AND AMENDMENTS THERETO, AND ANY TERMINATION THEREOF, AND TO ANY AND ALL OTHER PRESENT AND FUTURE DOCUMENTS AND AGREEMENTS BETWEEN OR AMONG THE FOREGOING PARTIES. NOTHING HEREIN SHALL IN ANY WAY LIMIT ANY OF THE TERMS OR PROVISIONS OF THE CONTINUING GUARANTY OF THE UNDERSIGNED, ALL OF WHICH ARE HEREBY RATIFIED AND AFFIRMED.

STARNET TECHNOLOGIES, INC.	SERUS ACQUISITION CORPORATION

By	By
Title	Title

WEBORDER, INC.	CAYMAN SYSTEMS, INC.

By	By
Title	Title